UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2021

Bionano Genomics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38613	26-1756290
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9540 Towne Centre Drive, Suite 100
San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 888-7600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	BNGO	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	BNGOW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2021, Bionano Genomics, Inc. (the “Company”), as lessee, entered into a Standard Industrial/Commercial Single-Tenant Lease (the “Lease”) with 6777 Nancy Ridge LLC (“Landlord”), as lessor, pursuant to which the Company agreed to lease from Landlord approximately 11,978 rentable square feet of laboratory and office space located at 6777 Nancy Ridge Drive, San Diego, California 92121 (the “Building”).

The term of the Lease (the “Initial Term”) is deemed to have commenced on December 1, 2021 and will expire January 31, 2026, unless earlier terminated pursuant to the terms of the Lease. Under the terms of the Lease, the base rent during the Initial Term will be $3.50 per square foot of rentable area per month, subject to certain upward adjustments of approximately 3.0% annually. In addition to the base rent, the Company is responsible for specified costs and charges, including, among other things, certain operating expenses, utilities, taxes and insurance, subject to certain exclusions provided in the Lease. The Company is entitled to an allowance of approximately $71.9 thousand for tenant improvements.

The Company has one renewal option to extend the term of the Lease for a period of 36 months (the “Renewal Term”) beyond the Initial Term with no more than 12 months’ and no less than nine months’ prior written notice. Under the terms of the Lease, the base rent payable with respect to the Renewal Term will be equal to the prevailing market rent as of the commencement of the Renewal Term. In the event of a default of certain of the Company’s obligations under the Lease, Landlord would have the right to terminate the Lease.

The foregoing description of the material terms of the Lease does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Lease. The Company intends to file a copy of the Lease with the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2021	Bionano Genomics, Inc.

	By:	/s/ R. Erik Holmlin, Ph.D.
R. Erik Holmlin, Ph.D
President and Chief Executive Officer (Principal Executive Officer)